Exhibit 10.20

Fixed Assets Loan Contract

No.: 512HT2020104831

☐ This Contract is a specific Contract under the Credit Extension Agreement numbered     / (If this article is applicable, check the box).

Lender: China Merchants Bank Co., Ltd. Suzhou Branch (hereinafter referred to as “Party A”)

Borrower: Suzhou Gracell Biotechnologies Co., Ltd. (hereinafter referred to as “Party B”)

Through friendly negotiation, Party A and Party B reach a consensus on Party A’s provision of a fixed assets (project) loan to Party B upon Party B’s application and enter into this Contract, whose content is as follows:

Part 1 Basic Conditions for the Loan

1.	Type of Loan

This loan is a fixed assets (project) loan.

2.	Currency and Amount of Loan

RMB (in words) TWENTY-NINE MILLION ONLY.

3.	Purpose of Loan

This loan can only be used for equipment purchase, and shall not be used by Party B for other purposes with the written consent of Party A.

The total investment amount of the project as approved by the competent government department is: RMB FORTY-ONE MILLION FOUR HUNDRED AND FORTY THOUSAND, including the funds raised by Party B or its shareholders in the amount of RMB TWELVE MILLION FOUR HUNDRED AND FORTY THOUSAND, and a financing amount of RMB TWENTY-NINE MILLION from the financial institution.

4.	Loan Term

The loan term is 60 months, from June 2, 2020 to June 1, 2025. The drawdown period is from June 2, 2020 to June 1, 2025, and during this period, Party B may conduct drawdown in a few phases, and Party A will not accept any new drawdown application beyond this period; the grace period is from /     to /     , and during this period, Party B is only required to pay the interest and is not required to repay the loan principal; the repayment period is from June 2, 2020 to June 1, 2025, and during this period, Party B shall repay the loan principal based on the frequency of at least once every six months, with interest paid off together with the principal (Party A may also require a higher repayment frequency according to the situation of the project), and the specific repayment plan shall be the one recorded in the drawdown application. When the drawdown date specified in the drawdown application is different from the one specified in the loan note (or recorded in Party A’s system), the drawdown date specified in the loan note (or recorded in Party A’s system) shall prevail; if an installment repayment plan is laid out in the drawdown application, Party B has the obligation to repay the loan according to the installment repayment time and the installment repayment amount recorded in the drawdown application, provided that the final maturity date shall be the one specified in the loan note (or recorded in Party A’s system). The term determined at the time of the last drawdown shall not exceed the loan term.

5.	Loan Interest Rate and Interest

5.1	Interest Rate:

5.1.1	This loan is based on (Check the box before the chosen one):

☑ Fixed interest rate ☐ Floating interest one

5.1.2	Determination of the interest rate within the term hereof (If applicable, check the box):

5.1.2.1	If a RMB loan is granted,

the benchmark interest rate shall be the interest rate quoted in the loan market (LPR) for a period of☑ne year /☐ more than 5 years as published by the National Interbank Funding Center 1 working day before the ☑pricing date, ☑ plus / ☐ minus 100 basic points (BPs), or the benchmark interest rate shall be ☐/, ☐ plus / ☐ minus     / basic points (BPs), or ☐ increasing / ☐ decreasing by /%.

Floating on the basis of the benchmark interest rate (hereinafter referred to as the Floating Ratio) or plus or minus basic points (hereinafter referred to as Basic Points) as agreed herein refers to the Floating Ratio and / or Basic Points determined at the time of signature of this Contract. If the Floating Ratio or Basic Points (BPs) and other interest rate elements agreed in this Contract are inconsistent with the records of the loan note (or Party A’s system), the record of loan note (or Party A’s system) shall prevail.

5.1.2.2

If a foreign currency loan is granted, the benchmark interest rate shall be /     for the loan in the same currency on the pricing date or 1 or 2 working days before the pricing date, ☐ plus / ☐ minus    /   Basic Points (BPs). Whether the date of determination of the interest rate shall be the pricing date or 1 or 2 working days before the pricing date shall be determined by Party A by reference to international practices.

The pricing date refers to the reference date used to determine the benchmark interest rate within the loan period or floating period. If the loan is based on a fixed interest rate, the pricing date shall be the actual loan granting date (If the loan is extended, it refers to the commencement date of such extension); if the loan is based on a floating interest rate, the pricing date shall be determined according to the provisions of Article 5.1.3.

5.1.3

If this loan is based on a floating interest rate, the floating period shall be / and the benchmark interest rate applicable in each floating period shall be determined according to the provisions of this article.

The actual loan granting date (If the loan is extended, it refers to the commencement date of such extension) shall be the pricing date of the first floating period, and the first day of each floating period thereafter shall be the pricing date of such floating period.

5.1.4

Party A has the right to regularly or irregularly adjust the benchmark interest rate or interest rate pricing method in light of the changes of relevant national policies, domestic and foreign markets or Party A’s own credit policies. Such adjustment shall take effect after notification to Party B by Party A (the notification method is to make an announcement at Party A’s outlets or on the official website of China Merchants Bank, or send a notice to Party B at or by any of the reserved contact addresses / methods in this Contract). The specific benchmark interest rate, Floating Ratio and / or Basic Points of any loan that is newly withdrawn by Party B and any loan that has been withdrawn by Party B and has not been repaid before such notice takes effect shall be based on the notice of Party A. If Party B does not accept such adjustment, it may prepay the loan; otherwise Party B shall be deemed to recognize that such notice shall be followed.

In case of any inconsistency between this section and other relevant provisions of this Contract, the provisions of this section shall prevail.

5.1.5

If Party B fails to use the loan according to the provisions of the Contract, penalty interest shall be charged for the part of the loan that it fails to use for the purpose agreed herein at the interest rate increasing by 100% on the basis of the original interest rate from the date of change of the purpose of the loan. The original interest rate refers to the interest rate that is applicable before the purpose of the loan is changed.

If Party B fails to repay the loan on schedule, overdue interest (i.e. penalty interest) shall be charged for the outstanding part of the loan at the interest rate increasing by 50% (interest rate of the overdue loan) on the basis of the original interest rate from the overdue date. The original interest rate refers to the interest rate that is applicable before the maturity date (including the early maturity date) of the loan (if it is a floating rate, it refers to the interest rate that is applicable in the last floating period before the maturity date of the loan (including the early maturity date).

If the loan is overdue and is not used for the purpose agreed herein at the same time, the interest shall be calculated according to the higher of the above provisions.

5.1.6	If the People’s Bank of China adjusts the loan interest rate during the loan period, relevant provisions of the People’s Bank of China shall apply.

5.2

Interest Calculation: The loan interest shall be calculated according to the actual amount of the granted loan and the actual number of days of occupation from the date when the loan is deposited into Party B’s account, and the interest date shall be ☐ the 20th day of each month / ☑ the 20th day of the last month of each quarter / ☐ the maturity date of the loan / ☐ other date: /     . The daily interest rate of RMB = annual interest rate / 360, and the conversion method for the daily interest rate of a foreign currency shall be based on international practices.

If the maturity date of the loan is a holiday, the maturity date of the loan will be automatically extended to the first working day after such holiday, and the interest shall be calculated according to the actual number of days of occupation of loan funds.

5.3

Interest Payment: Party B shall pay the interest on each interest date, and Party A may directly deduct the interest payable from any account of Party B in China Merchants Bank. If the repayment date of the last phase of the loan principal is not an interest date, the repayment date of the last phase of such loan principal shall be the interest payment date, and the Borrower shall pay off all the interest payable on such loan principal on such date.

If Party B fails to pay the interest on time, Party A has the right to charge compound interest for the outstanding interest (including the penalty interest) according to the interest rate of the overdue loan as specified in this article.

☑ 6.	Project-Specific Account

6.1	Both parties agree that Party B shall open an account in Party A for loan granting, external payment and receipt of sales income / operating or rental income (When this item applies, check the box):

Account Name: Suzhou Gracell Biotechnologies Co., Ltd.；

Name of Account Opening Bank:   /

Account Number:   /

The specific requirements that shall be followed by Party B with respect to account monitoring and fund retention are as follows:

/

6.2	Party B shall provide the fund inflow and outflow of the above account each quarter and cooperate with Party A to monitor the relevant account and the collected funds.

6.

3 Party B shall ensure that /% of the total amount of the project or /% of the income cash flow of Party B is deposited into the project-specific account, and the fund amount of the project-specific account shall not be less than RMB   /     at any time point within the loan period (any foreign currency shall be converted at the exchange rate announced by Party A at the time of calculation).

Part 2 Use and Repayment

7.	Prepayment

7.1

If Party B applies for prepayment, it shall submit a written application to Party A 7 working days before the planned repayment date, and pay Party A liquidated damages for prepayment. Liquidated damages for prepayment = the amount of prepayment * the percentage of liquidated damages ( / %). After Party A reviews and approves Party B’s application for prepayment, Party B shall pay Party A liquidated damages for prepayment in full within the time frame required by Party A; otherwise Party A shall still have the right to refuse Party B’s application for prepayment. Party A has the right, but has not the obligation, to properly reduce the amount of liquidated damages for prepayment payable by Party B at its sole discretion according to relevant factors such as the remaining term of the loan when Party B prepays the loan.

7.2

After prepaying the liquidated damages for prepayment according to the requirements of Party A, Party B shall handle the repayment procedures in the reverse order of the repayment phases recorded in the corresponding drawdown application, that is, first repay the last loan that is due, and the rest may be done by analogy.

7.3

For the prepaid amount, Party A will calculate the interest payable according to the actual loan term, and Party B shall pay Party A such interest payable on the prepayment date according to the requirements of Party A.

8.	Loan Extension

If Party B fails to repay the loan for any phase under this Contract on schedule, it shall notify Party A in writing one month before the maturity date of such loan, and Party A shall determine whether to extend such loan according to its credit policy. If Party A agrees to extend such loan, both parties shall determine the extension repayment plan through negotiation and separately sign a written extension agreement; if Party A does not agree to such extension, this Contract shall still apply. The loan occupied by Party B and the interest payable shall be paid according to the provisions of this Contract.

9.	Drawdown in Phases

9.1	Party B shall withdraw the loan hereunder in phases within the drawdown period, and Party A will not accept the drawdown application of Party B beyond the drawdown period.

Party A has the right to consider whether to approve Party B’s drawdown application in light of its internal management requirements and Party B’s operating conditions, and has the right to unilaterally reject Party B’s drawdown application without assuming any form of legal liability to Party B. In case of conflict between this section and other provisions, this section shall prevail.

9.2

Party A has the right to require Party B to open a special account in Party A for loan granting, external payment and receipt of sales income / operating or rental income. If such special account is opened, the granting of all the loan funds, external payment and sales income / operating or rental income under this Contract must be handled through such account.

9.3	Party B must satisfy the following conditions when it requests drawdown; otherwise Party A has the right to refuse its drawdown request:

9.3.1	All the materials submitted by Party B at the request of Party A are true, legal and valid;

9.3.2	All the statements and warranties made by Party B under this Contract are true, legal and valid;

9.3.3

When Party B plans to pay a single loan amount exceeding or equal to RMB5 million (or an equivalent amount in a foreign currency) to the same beneficiary when it applies for drawdown, or a single loan amount to be paid to the same beneficiary is greater than or equal to 5% of the total project investment recorded in this Contract and is greater than or equal to RMB500,000 (or an equivalent amount in a foreign currency), Party B must submit relevant transaction information to Party A according to Party A’s time limit requirements, and entrust Party A with the external payment of the loan fund for and on behalf of Party B (that is, the entrusted payment of the Lender);

The entrusted payment of the Lender refers to Party A’s payment of a loan fund to Party B’s counterParty According to Party B’s drawdown application and payment entrustment.

9.3.4	The actual progress of the fixed assets project hereunder before drawdown shall match the investment amount;

9.3.5	No event of default hereunder has occurred.

9.4

At the time of drawdown, Party B shall submit to Party A a drawdown application (stamped with Party B’s official seal or Party B’s reserved seal in Party A), a loan note, and the materials that Party A requires Party B to submit according to different requirements of independent payment and entrusted payment. Otherwise Party A has the right to refuse Party B’s drawdown application. The installment repayment plan shall be specified in the drawdown application.

If the loan is a real estate development loan, Party B shall also provide Party A with a project construction Contract, a project progress / supervision report, actual progress measurement data, relevant agreements signed with equipment and material suppliers, and other materials, which indicate the actual purpose, amount and payee of the loan.

9.5

If Party A agrees to grant a loan after receipt and review of a drawdown application and the supporting documents for the use of the loan fund, the actual granted amount, start and end dates, purpose, interest rate and other matters of each loan / drawdown shall be based on the record of the loan note (or Party A’s system), and the content not recorded therein shall still be based on the provisions of this Contract.

9.6

For any loan fund based on entrusted payment, Party B shall authorize Party A to pay Party B’s counterparty through Party B’s account on the date of loan granting (no later than the next working day after loan granting).

10.	Installment Repayment

10.1	Party B shall repay each loan in full and on time on the installment repayment date recorded in the corresponding drawdown application.

10.2	Party B shall reserve sufficient funds in its account opened with Party A before the specified repayment date for Party A’s direct deduction on such repayment date.

10.3	Party B shall make repayment in the same currency as the drawdown.

Part 3 Guarantee Clause

11.

For all the debts owed by Party B to Party A under this Contract, Party B or the third party recognized by Party A shall provide a property mortgage or pledge guarantee or joint guarantee, and Party B or the third Party As guarantor shall separately issue or sign a guarantee text according to Party A’s requirements.

If the guarantor provides a real estate mortgage guarantee for all the debts owed by Party B to Party A under this Contract, when Party B knows that the collateral has been or may be included in the government’s demolition and expropriation plan, Party B shall immediately inform Party A, and urge the guarantor to continue providing a guarantee for Party B’s debts with the compensation provided by the demolition party according to relevant provisions of the Mortgage Contract and to complete the corresponding guarantee procedures in time, or to provide other safeguard measures recognized by Party A according to Party A’s requirements.

If the circumstance mentioned in the preceding paragraph occurs to the collateral so that it is necessary to re-create a guarantee or take other safeguard measures, the guarantor shall be responsible for the relevant expenses incurred thereby, and Party B shall be jointly and severally liable for such expenses. Party A shall have the right to directly deduct such expenses from Party B’s account.

12.	If the guarantor fails to sign the guarantee text and complete the guarantee procedures according to relevant provisions, Party A has the right to refuse to grant the loan to Party B.

Part 4 Preconditions for the Loan

13.	Within 30 days after signature of this Contract, Party B must satisfy the following conditions; otherwise Party A has no obligation to grant any fund under this Contract to the Borrower:

13.1

Party B has complied with the national provisions on the investment project capital system and the special requirements made by Party A for the capital of the project involved in the specific loan under this Contract, and the project conforms to the relevant national policies on industry, land and environmental protection.

Under the real estate development loan, the capital of the project is fully paid up before the loan is actually used.

13.2

If there is any mortgage / pledge, the mortgage / pledge registration procedures required by relevant laws and regulations have been properly handled, and the originals of the related property right certificate and the registration certificate have been filed with Party A.

13.3

If Party A requires purchase of insurance for the collateral, the insurance procedures with Party A as the first beneficiary have been completed and the original insurance policy has been filed with Party A.

13.4	This Contract and all the subsidiary guarantee contracts hereof have been effectively signed.

13.5	Party B has opened a settlement account with Party A according to Party A’s requirements.

13.6	Party A has received the following documents:

13.6.1

Copies or duplicates of Party B’s articles of association and business license, whose authenticity, legality and validity are certified under Party B’s official seal, and specimen signatures of the legal representative and the members of the board of directors registered in the administration for industry and commerce;

13.6.2	A copy or duplicate of Party B’s capital verification report issued by a qualified accounting firm, whose authenticity, legality and validity are certified under an official seal;

13.6.3	A duplicate of the ID card of Party B’s legal representative, whose authenticity, legality and validity are certified under Party B’s official seal;

13.6.4

The original of the true, legal and valid resolution on permitting Party A to apply for the loan under this Contract and accepting the loan conditions required by Party A, which are voted through by the quorum of the members at the meeting held by Party B’s competent organization according to legal procedures;

13.6.5

If the project using the loan under this Contract shall be reported for approval or go through other management procedures according to the provisions or requirements of the competent government department, Party B shall provide Party A with corresponding supporting documents that are true and valid;

13.6.6

If there is a third party guarantee, the articles of association and the business license, whose authenticity, legality and validity are certified under the guarantor’s legal representative’s signature and the guarantor’s official seal, specimen signatures of the legal representative and the members of the board of directors, and the true, legal and valid resolution made by such guarantor’s competent organization on agreeing to provide a guarantee for the loan under this Contract.

13.7	When the loan under this Contract is used for real estate development, the following conditions shall also be satisfied:

13.7.1

Party B has obtained the qualification certificate of the real estate development enterprise as issued by the competent department or has the qualification to undertake the development and construction of the loan project, and complies with the special qualification requirements specified by Party A. If Party B is a foreign-invested enterprise, it shall provide Party A with relevant documents for approval of its establishment from the competent department;

13.7.2

The real estate project planning to be constructed with the loan under this Contract has been incorporated into the national or local construction and development plan, and its project approval or filing documents are legal, complete, true and valid;

13.7.3

The real estate project planning to be constructed with the loan under this Contract has at least be provided with a certificate for the use of state-owned land, a construction land planning permit, a construction project planning permit and a construction project construction permit, all of which are legal and valid;

13.7.4	The ownership of the land occupied by the real estate project planning to be constructed with the loan under this Contract is clear.

13.7.5	The unused project capital and other funds raised by Party B for the project have been transferred into the project-specific account;

13.7.6	Environmental impact assessment reply issued by the competent government department.

13.8	Other legal and valid materials related to the project that have been submitted by Party B to Party A according to Party A’s requirements.

14.	The preconditions for the loan are created to protect the rights and interests of Party A, and Party A has the right to unilaterally reduce the requirements for the preconditions for the loan.

Part 5 Expense Clause

15.

If this Contract involves notarization (except compulsory notarization) or other matters entrusted to a third party based on provision of services, relevant expenses shall be borne by the entrusting party; if both parties jointly act as the entrusting party, both parties shall respectively bear 50% of relevant expenses unless otherwise specified in relevant national policies and other normative documents.

If Party B fails to repay the principal and interest of the loan hereunder on schedule and pay the expenses payable, Party B shall solely bear the attorney fees, litigation fees, travel expenses and all the other expenses paid by Party A to realize the creditor’s rights, and Party B authorizes Party A to directly deduct the same from its bank account. If there is any shortfall, Party B guarantees to pay the shortfall in time after receipt of Party A’s notice.

Part 6 Statements and Warranties

16.	Party B makes the following statements and warranties to Party A:

16.1

Party B is an entity formally established and legally existing according to Chinese laws and having the legal personality, the publicity procedures of its registration and annual reports are true, legal and valid, and it has sufficient civil capacity to sign and perform this Contract;

16.2

Party B’s signature and performance of this Contract has been effectively authorized by Party B’s board of directors or other competent organization, and this Contract has legal and valid binding force on Party B as of the date of signature;

16.3

The loan project and its loan matters comply with the requirements of laws and regulations, and the loan shall not be used as project capital or equity capital, or used to pay land transfer fees; the loan project is legally owned or legally controlled by Party B, and there is no third party’s rights and interests that are not disclosed to Party A and may affect the security of Party A’s loan; the real estate development loan fund shall not be used for demolition compensation and other expenses unrelated to the project, shall not be transferred to the Borrower’s account in the same name (except for the syndicated loan), and shall not be used to repay other financing or pay the Borrower’s other development project funds without the consent of Party A;

16.4

If the Borrower’s independent payment is used for the payment of the loan fund, Party B shall regularly summarize and report the payment of the loan fund to Party A, and Party A has the right to check whether the loan payment complies with the agreed purpose through account analysis, certificate inspection, on-site investigation and any other method.

The Borrower’s independent payment means that after Party A grants a loan fund to Party B’s account according to Party B’s drawdown application, Party B will independently pay the loan fund to Party B’s counterparty that complies with the purpose agreed in the Contract.

16.5

Party B shall regularly provide Party A with Party B’s financial reports according to Party A’s requirements, and ensure the authenticity and validity thereof; if the loan under this Contract is used for project construction, Party B shall also regularly provide Party A with periodic reports on project construction and other relevant materials according to Party A’s requirements, and ensure the authenticity and validity thereof;

16.6	For the real estate development loan, Party B specially warrants as follows:

16.6.1

If it is necessary to open a separate account for sales collection at the sales stage of the project, the account shall be opened with Party A. If the project is operated by Party B itself, the account for collection of operating and rental incomes shall be opened with Party A. Such account shall be managed by reference to the management of the project-specific account under this Contract. Party B shall ensure that the sales income corresponding to the loan / the operating and rental incomes after the completion of the project will be deposited in the special account opened with Party A.

16.6.2

From the date when a presale permit is legally obtained for the real estate development project, Party B guarantees to provide Party A with a sales (presale) information sheet of such project on a monthly basis, including the number of houses sold (presold), house numbers, prices, etc.

16.6.3

If the land use right, construction in progress or completed housing corresponding to the real estate development loan project is mortgaged with Party A as a guarantee for the loan, the said property shall not be mortgaged with any third party other than Party A without the permission of Party A.

16.6.4

Party B undertakes that before full payment of the principal and interest of Party A’s development loan and the completion of the project, Party B’s self-raised project construction funds and presale, sales and rental incomes as well as the real estate development loan granted by Party A can only be used for the development and construction of the agreed development project under this Contract, and shall not be illegally drawn out, occupied or misappropriated in any form.

16.7

All the documents, materials and certificates provided by Party B in connection with Party B, the surety, the mortgagor (pledgor) and the mortgaged (pledged) property shall be true, accurate, complete and valid during the performance period of this Contract, and shall not contain any material error inconsistent with the fact or omit any material fact;

16.8

At the time of signature of this Contract, there is no lawsuit, arbitration or criminal or administrative punishment which causes material adverse consequences to Party B or Party B’s main property, and it is expected that such lawsuit, arbitration or criminal or administrative punishment will not occur during the performance of this Contract; in case of occurrence thereof, Party B shall immediately notify Party A;

16.9

Party B shall strictly observe national laws and regulations in its business activities, carry out all kinds of business in strict accordance with the business scope stipulated in its Business License of the Legal Person as an Enterprise, and handle the procedures for the registration of the enterprise (legal person), the annual report of the enterprise and the renewal / extension of the business term on time;

16.10

Party B shall maintain or improve the existing operation and management level and ensure the value maintenance and appreciation of the existing assets, and will not give up any creditor’s rights that fall due, or dispose of the existing major property free of charge or in any other improper way;

16.11

Party B warrants that there is no performance under the cross-border guarantee with the guarantor registered abroad and both the debtor and the creditor registered at home. If there is such circumstance, Party B shall inform Party A in time, and Party A shall have the right to suspend the signature of a new contract related thereto or the handling of new drawdown; Party B warrants that in case of guarantee performance, the sum of the outstanding principal balance and the existing external liabilities shall not exceed the weighted balance of Party B’s cross-border financing risk, and the risk arising from the excess of the weighted balance of Party B’s cross-border financing risk shall be borne by Party B;

16.12	At the time of signature of this Contract, Party B is not involved in any other major event that may affect the performance of Party B’s obligations under this Contract.

16.13	Party B’s Statements and Warranties on the Management of Environmental and Social Risks

16.13.1

Party B shall establish and improve the internal management system of environmental and social risks, and specify in detail the responsibilities, obligations and punishment measures of relevant personnel responsible therefor, and ensure that the internal management documents related to environmental and social risks comply with the requirements of laws and regulations and are practically implemented; all the behavior and performance related to environmental and social risks are in compliance with relevant provisions, and there is no major litigation case related to environmental and social risks;

16.13.2

Party B shall establish and improve the emergency response mechanism and measures for environmental and social risk emergencies, set up a special department and / or designate special personnel to be responsible for environmental and social risk matters;

16.13.3	Party B shall cooperate with Party A or the third Party recognized by Party A in the assessment and inspection of environmental and social risks;

16.13.4

In the face of strong queries from the public or other stakeholders on Party B’s performance in controlling environmental and social risks, Party B shall ensure that an appropriate response will be made or any other necessary action will be taken;

16.13.5	Party B shall urge Party B’s important affiliates to strengthen management to prevent their environmental and social risks from infecting Party B;

16.13.6

Party B shall inform Party A of the relevant situation of environmental and social risk control in time, including but not limited to various permits, approvals and ratifications related to the environment, society and risk in the process of construction commencement, construction, operation and shutdown; assessment and inspection of environmental and social risks of Party B or its important affiliates by the environmental and social risk supervision organization or its recognized organization; supporting construction and operation of environmental facilities; discharge and compliance of pollutants; safety and health of Party B’s employees; major complaints and protests from neighboring communities against Party B or its important affiliates; major environmental and social claims; other major situations that Party A deems to be related to environmental and social risks;

16.13.7	Party B shall perform other matters that Party A deems to be related to the control of environmental and social risks.

16.14

With respect to a mortgage loan for a small enterprise, Party B shall ensure that the settlement, payment and other revenue and expenditure activities are mainly carried out in the bank settlement account opened with Party A. Party B’s settlement transaction share in such account during the loan period shall not be less than the share of Party B’s financing amount from Party A in Party B’s financing from all the banks.

16.15

If the balance of the margin account is less than 95% of the specific loan amount due to the fluctuation of the exchange rate when Party B provides margin pledge, Party B is obligated to add the corresponding amount of the margin or any other guarantee according to Party A’s requirements.

16.16	Party B undertakes that during the loan period, the undistributed profit shall not be distributed to shareholders as dividends without the approval of Party A.

16.17

Party B shall strictly observe and implement relevant national anti-money laundering policies and regulations in business activities, and observe and implement the provisions of Party A’s anti-money laundering system documents according to Party A’s requirements.

Part 7 Rights and Obligations

17.	Party A’s Rights and Obligations

17.1	Party A has the following rights:

17.1.1	Party A has the right to require Party B to repay the loan principal and interest on schedule;

17.1.2	Party A has the right to require Party B to provide various materials related to the loan;

17.1.3	Party A has the right to know about Party B’s production, operation and financial activities;

17.1.4	Party A has the right to supervise Party B’s use of the loan for the purpose agreed in this Contract;

17.1.5	If the loan under this Contract is used for project construction, Party A has the right to supervise the progress of the project and put forward suggestions and requirements;

17.1.6

Party A has the right to supervise the account opened by Party B with Party A and entrust any institution of China Merchants Bank other than Party A to supervise Party B’s account, and control the payment of loan funds according to the loan purpose and payment scope agreed by both parties; and when it is necessary for business operation, Party A has the right to unilaterally and directly suspend or restrict the corporate online banking / corporate APP / other online functions of Party B’s account (including but not limited to closing the corporate online banking / corporate APP / other online functions, and presetting a payment object list / a single payment limit / a stage payment limit or other restrictive measures) and other electronic payment channels, restrict the sale of settlement vouchers, or restrict the non-face-to-face payment and transfer of Party B’s account as well as the payment and withdrawal functions of non-counter channels such as telephone banking and mobile banking;

17.1.7

Party A has the right to directly deduct the loan principal and interest and other related expenses from any account of Party B in China Merchants Bank (when the loan provided by Party A is not RMB, Party A has the right to purchase foreign exchange directly from Party B’s RMB account according to the exchange rate announced by Party A at the time of deduction, so as to repay the loan principal, interest and expenses);

17.1.8

Party A has the right to transfer its creditor’s rights against Party B, and has the right to notify Party B of such transfer by any means it thinks fit, including without limitation fax, mail, personal delivery, or announcement on public media, and demand payment from Party B;

17.1.9	If Party B fails to perform the obligations stipulated in this Contract, Party A has the right to take measures according to the provisions of this Contract;

17.1.10

When Party A finds that Party B is involved in any of the circumstances stipulated in Article 18.2.6 of this Contract, Party A has the right to require Party B to implement the safeguard measures for the safe repayment of the loan principal and interest and all related expenses under the Contract according to Party A’s requirements, and also has the right to directly take one or more remedial measures stipulated in the “Handling of an Event of Default” in this Contract;

17.1.11	Party A has other rights stipulated in this Contract.

17.2	Party A bears the following obligations:

17.2.1	Party A shall grant the loan to Party B according to the conditions stipulated in this Contract;

17.2.2

Party A shall maintain the confidentiality of Party B’s debt, finance, production and operation information, unless otherwise stipulated by laws and regulations, otherwise required by regulatory authorities, or provided to Party A’s higher or subordinate organizations, or external auditors, accountants or lawyers or other professional organizations that bear the same confidentiality obligations.

18.	Party B’s Rights and Obligation

18.1	Party B has the following rights:

18.1.1	Party B has the right to withdraw and use all the loans according to the provisions of the Contract;

18.1.2	Party B has the right to require Party A to bear the obligations for the confidentiality of the information provided by Party B according to the provisions of this Contract.

18.2	Party B bears the following obligations:

18.2.1

Party B shall truthfully provide the documents and materials required by Party A as well as the information on all its account opening banks, account numbers and balances of deposits and loans, and cooperate with Party A in investigation, examination and inspection;

18.2.2

Party B shall accept the supervision of Party A on its use of credit funds and relevant production, operation and financial activities; cooperate with Party A in the inspection of financial data and materials related to the fixed assets project under this Contract, facilitate Party A’s on-site inspection of Party B, and promptly take reasonable handling measures with respect to Party A’s suggestions or requirements;

18.2.3

Party B shall use the loan according to the purpose agreed in this Contract and comply with Party A’s requirements on loan fund payment management; and regularly report the loan fund payment to Party A according to Party A’s requirements;

18.2.4	The loan principal and interest shall be paid in full and on time according to the provisions of this Contract;

18.2.5	In case of transfer of all or part of the debts under this Contract to a third party, the written consent of Party A shall be obtained;

18.2.6

In case of any of the following circumstances, Party B shall immediately inform Party A and actively implement the safeguard measures for full and timely repayment of the loan principal and interest and all other expenses under this Contract according to Party A’s requirements:

18.2.6.1	Any major financial loss, asset loss or other financial crisis occurs;

18.2.6.2	Party B provides a third party with a loan exceeding RMB ONE MILLION or provides a guarantee for a third party’s debt exceeding RMB ONE MILLION;

18.2.6.3	Its credit situation declines and the profitability of its main business is weakened;

18.2.6.4

Its business is suspended, its business license is revoked or canceled, application for bankruptcy or dissolution is made by or against it, or its important enterprise information is changed, such as change of its enterprise name, registered address, place of operation, beneficial owner and other information;

18.2.6.5	Its controlling shareholder, actual controller and other affiliates have a major crisis in terms of operation or finance, which affects its normal operation;

18.2.6.6

The Borrower’s legal representative / main leader, director or important senior executive is changed, or is punished / restricted in terms of personal freedom by the competent state authorities for violation of laws and discipline, or is missing for more than 7 days, which affects the normal operation of the Borrower;

18.2.6.7	The Borrower’s shareholder or equity is changed by more than 1%, or its registered capital is changed, or its business mode and business scope are significantly adjusted;

18.2.6.8	The Borrower has significant related transactions with its controlling shareholder and other affiliates, which affects its normal operation;

18.2.6.9	There is any lawsuit, arbitration or criminal or administrative punishment that causes material adverse consequences to its business or property status;

18.2.6.10	The progress of the project obviously lags behind the progress of fund utilization, or the project demolition is involved in any major dispute;

18.2.6.11	Party B or its actual controller conducts private usury financing;

18.2.6.12	There occurs any other major event that may affect its solvency.

18.2.7

Party B shall not be slack in managing and recovering its creditor’s rights due and payable, or dispose of the existing main property free of charge or in any other improper way; without the written consent of Party A, Party B shall not create any third party’s rights and interests on the project assets (including but not limited to mortgage, pledge, transfer, alienation guarantee or financial lease), or use its own property (right) to create any mortgage or pledge to others or provide an external guarantee.

18.2.8

Party B shall first obtain the written consent of Party A before occurrence of its merger, division, reorganization, equity transfer, joint venture (cooperation), property right transfer, shareholding system transformation, foreign investment, substantial increase of debt financing or other major matter;

18.2.9	Party B shall regularly report the payment of project construction funds to Party A according to Party A’s requirements, and ensure that the project construction funds are not in arrears.

18.2.10

Party B shall not be involved in land hoarding, land speculation, property hoarding or housing resource hoarding, default on land transfer fees, participate in the handling of “false mortgage loans”, conduct double financing or excessive financing through the same project, or defraud the bank of loan funds, or otherwise violate laws and rules.

Part 8 Default Clause

19.	Event of Default

19.1	If any of the following circumstances occurs to Party B, an event of default shall be deemed to have occurred:

19.1.1

Party B fails to withdraw and use the loan according to the provisions of this Contract, or fails to repay the principal, interest and expenses of the loan in full and on time according to the provisions of this Contract, or Party B fails to receive and pay the project fund according to the requirements of Party A, or fails to accept the supervision of Party A, or fails to make corrections immediately according to the requirements of Party A;

19.1.2

Party B fails to satisfy the requirements of the statements and warranties in this Contract, or breaches the provisions of this Contract, and fails to make corrections immediately according to the requirements of Party A;

19.1.3

Party B fails to carefully fulfill / fails to satisfy the statements and warranties on the management of environmental and social risks, or is punished by the relevant government departments due to poor management of environmental and social risks, or receives strong queries from the public and / or the media due to poor management of environmental and social risks, or is involved in any other event of default related to environmental and social risk management agreed with Party A, including cross-default events;

19.1.4	Party B breaks through all the financial index limits stipulated in this Contract and fails to make corrections within 1 month after Party B breaks through such limits;

19.1.5

Party B fails to report the payment of project construction funds according to the requirements of Party A, and Party A requires Party B to make corrections within a time limit, but Party B fails to do so within the time limit; or Party A deems that the safe recovery of Party A’s loan is affected by serious default on project construction funds;

19.1.6

Party B is involved in a material default matter under the legal and valid contract signed with another creditor of Party B, and fails to solve such matter satisfactorily within three months from the date of occurrence of such default.

A material default matter means that Party B’s default entitles its creditors to claim compensation in the amount of more than RMB ONE MILLION.

19.1.7

Party B uses the loan by “breaking up the whole into parts” to avoid the requirement that Party B should entrust Party A to pay the loan fund to the third party according to the requirements of this Contract;

19.1.8

Party B’s financial indices fail to continuously comply with the requirements of this Contract; or any of the preconditions (if any) agreed herein with respect to Party A’s provision of the loan / financing to Party B are not continuously satisfied.

19.1.9	Party B’s business activities may bring anti-money laundering or sanction compliance risks to Party A;

19.1.10	Party B breaches other obligations stipulated in this Contract, or is involved in any other circumstance that Party A has the reasonable ground to deem affects its legal rights and interests.

19.2

If any of the following circumstances occurs to the surety, Party A requires Party B to make corrections within a time limit, or requires Party B to add or replace the guarantee conditions, but the surety or Party B fails to cooperate, an event of default shall be deemed to have occurred:

19.2.1	One of the circumstances similar to those mentioned in Articles 18.2.6, 18.2.7 and 18.2.8 of the Contract occurs;

19.2.2	When a letter of guarantee is issued, Party B conceals its actual ability to undertake the guarantee liability, or fails to obtain the authorization of the competent authority;

19.2.3	Party B fails to handle the procedures for registration, the annual report of the enterprise and / or the renewal / extension of the business term on time;

19.2.4	Party B is slack in managing and recovering its creditor’s rights due and payable, or dispose of the existing main property free of charge or in any other improper way.

19.3

If one of the following circumstances occurs to the mortgagor (or the pledgor), Party A requires the mortgagor (or the pledgor) to make corrections within a time limit, or requires Party B to add or replace the guarantee conditions, but the mortgagor (or the pledgor) or Party B does not cooperate, an event of default shall be deemed to have occurred:

19.3.1	There is no ownership of or disposition right to the mortgaged (or pledged) property, or the ownership is disputed;

19.3.2

The mortgaged (or pledged) property has not gone through the mortgage / pledge registration procedures, or has been leased, sealed up, detained or supervised, and has the priority of common ownership / legal precedence (including but not limited to the priority of construction project funds), and / or conceals the occurrence of such circumstance;

19.3.3

The mortgagor transfers, leases, re-mortgages or disposes of the mortgaged property in any improper way without the written consent of Party A; or, although the mortgagor has obtained the written consent of Party A, the proceeds from the disposal of the mortgaged property are not used to repay the debts owed by Party B to Party A according to the requirements of Party A;

19.3.4

The mortgagor fails to properly keep, maintain and repair the mortgaged property, which causes the value of the mortgaged property to be obviously reduced; the act of the mortgagor directly endangers the mortgaged property, which causes the value of the mortgaged property to be obviously reduced;

19.3.5	During the mortgage period, the mortgagor fails to purchase / renew the insurance for the mortgaged property according to the requirements of Party A;

19.3.6

When the risk of expropriation and demolition occurs or may occur to the mortgaged property, the mortgagor fails to inform Party A immediately and perform the relevant obligations according to the provisions of the mortgage contract ;

19.3.7

If the mortgagor provides a residual value mortgage guarantee for the business under this Contract with its property mortgaged with China Merchants Bank, the mortgagor settles his personal mortgage loan in advance without the consent of Party A before Party B pays off the debts under this Contract.

19.3.8	If the pledgor has pledged financial products, the source of subscription funds for such financial products is illegal / non-compliant.

19.3.9	Any other matter that affects the value of the mortgaged (pledged) property or Party A’s mortgage (pledge) right occurs or may occur.

19.4

When the guarantee under this Contract includes the pledge of accounts receivable, if the debtor of the accounts receivable debtor is involved in obvious business deterioration, transfers property / illegally withdraws funds to evade debts, colludes with the pledgor of the accounts receivable to change the collection path so that the collected amount of the accounts receivable is not deposited in the special collection account, loses its business reputation, loses or may lose the ability to perform the contract or is involved in any other material matter affecting its solvency, Party A has the right to require Party B to provide a corresponding guarantee or provide new effective accounts receivable for the pledge; if Party B fails to provide, an event of default shall be deemed to have occurred.

20.	Handling of an Event of Default

Once any such event of default occurs, Party A has the right to take any of the following measures simultaneously or respectively, and Party B has no objection to that:

20.1	Stop granting the unused loan of Party B;

20.2	Recover the loan principal and interest and related expenses in advance;

20.3

Directly freeze / deduct the deposits in the settlement account or other accounts of Party B, and entrust other institutions of China Merchants Bank to freeze / deduct the deposits of Party B in such institutions, so as to pay off all the debts of Party B under this Contract, or stop opening new settlement accounts for Party B, and stop opening new credit cards for Party B’s representative;

20.4

Submit Party B’s default and credit breach information to the credit organization and the banking association, and have the right to share such information among banking institutions and even publicize such information the public by appropriate means;

20.5	Dispose of the mortgaged / pledged property and / or claim compensation from the surety according to the provisions of the guarantee text;

20.6	Change the entrusted payment conditions of the loan fund and cancel Party B’s use of the loan in the manner of “independent payment”;

20.7

Party A may also directly require Party B to provide other property acceptable to Party A as a new guarantee. If Party B fails to provide a new guarantee as required, it shall bear liquidated damages equivalent to 30% of the loan amount under this Contract.

20.8	Conduct recourse according to the provisions of this Contract.

21.

The amount recovered by Party A shall be repaid in the order from the last to the first according to the maturity date of the loan of each phase. The specific repayment order of the loan of each phase shall be in the order of expenses, liquidated damages, compound interest, penalty interest, interest and finally the loan principal until all the principal and interest and all the related expenses thereof are paid off.

Party A has the right to unilaterally adjust the above repayment order unless otherwise required by laws and regulations.

Part 9 Change and Rescission of the Contract

22.

This Contract may be changed or terminated after both parties reach a consensus through negotiation and enters into a written agreement. Before a written agreement is entered into, this Contract shall remain valid. Neither party may unilaterally change, modify or terminate this Contract without authorization.

Part 10 Miscellaneous

23.	Changes in Circumstances and Force Majeure

23.1

If Party A’s loan behavior under this Contract becomes illegal due to the change of applicable laws or policies, Party A has the right to terminate this Contract and announce that all the loans granted are due ahead of schedule, and Party B shall immediately repay such loans according to the requirements of Party A.

23.2

If Party A’s performance of the loan obligations under this Contract results in additional costs due to the change of applicable laws and policies, Party A shall be responsible for reimbursing the additional costs incurred by Party A according to the requirements of Party A.

23.3

If one party or both parties encounter an event of force majeure during the performance hereof, the party suffering from the event of force majeure is not required to bear compensation liability for the losses hence suffered by the other party, but it is obligated to inform the other party in time and take reasonable measures to prevent the losses from increasing; otherwise such party is obligated to compensate the other party for the increased losses.

24.	Reservation of Rights

During the term of this Contract, Party A’s tolerance, grace or deferred performance of its interests or rights hereunder to any breach or delay of Party B shall not damage, affect or restrict all the interests and rights that shall be enjoyed by Party A as a creditor according to this Contract and relevant laws and regulations, or be treated as Party A’s permission or recognition of any breach of this Contract, or deemed as Party A’s waiver of the right to take action against the existing or future breach.

25.	Partial Invalidity

If this Contract becomes legally invalid for any reason or some clauses become invalid, Party B shall still perform all the repayment responsibilities. If the said circumstance occurs, Party A has the right to terminate this Contract, announce that all the loans granted are due ahead of schedule, and immediately recover the loan principal and interest and other relevant funds hereunder from Party B.

26.	Notice

26.1

Any notice, demand or other document between Party A and Party B in connection with this Contract shall be sent in writing (including but not limited to letters, faxes, e-mails, corporate online banking / corporate APP and other electronic platforms, SMS or WeChat, etc.). If it is delivered by hand (including but not limited to the service of lawyers / notaries, express delivery, etc.), it shall be deemed to have been served at the time of receipt by the receiver (If the receiver rejects it, it shall be deemed to have been served on the rejection date / return date or seven days after the mailing date (whichever is earlier); if it is delivered by postal letter, it shall be deemed to have been served seven days after mailing; if it is sent by fax, e-mail, Party A’s electronic platform notice, SMS or WeChat or other electronic means, the date when the sender’s corresponding system displays the successful sending thereof shall be deemed as the date of service.

If Party A notifies Party B of the transfer of the creditor’s rights or demands payment from Party B by means of announcement on the public media, such notice shall be deemed to have been served on the date of announcement.

If either party changes its contact address, e-mail address, fax number or mobile phone number, WeChat number, etc., it shall notify the other party of the changed information within five working days from the date of such change; otherwise the other party has the right to deliver the information according to the original contact address or contact information. If unsuccessful service results from the change of the contact address or information, the date of return or three days after sending (whichever is earlier) shall be deemed as the date of service. The changing party shall solely bear the loss that may be caused thereby, which does not affect the legal effect of service.

26.2

The contact addresses, e-mail addresses, fax numbers, mobile phone numbers, We-Chat numbers, etc. listed in this Contract shall also be used as their respective addresses for service of notarial instruments and judicial instruments (including but not limited to the pleadings / arbitration application, evidence, summons, the notice of response to action, the notice of proof, the notice of court trial, the hearing notice, the judgment / award, the written ruling, the letter of mediation, the notice of performance within a time limit, and other legal instruments at the stages of trial and performance), and when the accepting court or the notary office delivers any such instrument to such service address in the manner specified in this Contract, such instrument shall be deemed to have been effectively served (For the specific service standard, refer to the provisions of the preceding paragraph).

27.	Components of the Contract

Any written supplementary agreement entered into by Party A and Party B with respect to any matters not covered herein and any changed matters through negotiation, the attachments under this Contract, the drawdown application, the loan note and other business documents constitute an integral part of this Contract.

Both parties agree that for the specific drawdown application, the loan note and other business documents and vouchers, it is sufficient that Party B affixes the reserved seal in Party A with the consent of Party A, and both parties recognize the validity of such seal.

28.	Business Operation

In order to facilitate business handling, Party A’s operations related to the loan (including but not limited to acceptance of the application, review of materials, loan granting, transaction confirmation, deduction, inquiry, receipt printing, collection, deduction of funds and various notices) may be handled by any business outlet under Party A’s jurisdiction, and relevant correspondence will be generated, issued or provided by such business outlet; the business operation and correspondence of the outlet under Party A’s jurisdiction shall be deemed as the behavior of Party A and shall be binding upon Party B.

29.	Other Agreements

29.1

Before each drawdown, Party B shall ensure that the project capital, self-raised funds and the drawdown amount are in place according to the following requirements: The capital contribution percentage of the self-owned funds shall not be less than 30%, and shall be in place in the same proportion as the fixed assets loan;

29.2	Party B shall ensure that all the financial indices of Party B during the loan period shall not be lower than the following requirements:

The asset-liability ratio is not higher than :   /, and the total financing amount does not exceed:   /

29.3

The content and form of the supporting documents for the use of the loan fund as submitted by Party B at the time of entrusted payment shall comply with the following requirements in content and form:   /

29.4	The special requirements made by Party A for the project capital of the project related to the specific loan under the Contract are as follows: /

29.5

Other Agreed Matter: During the credit extension period, Party B’s clinical trial data, financing progress, listing process and other important business information shall be reported to Party A in time. If Party B’s clinical trial is declared to fail or Party B’s equity financing is not in place as of March 31, 2021, Party B shall be deemed to have breached the Contract, and Party A has the right to take various remedial measures stipulated in this Loan Contract against such breach.

Part 11 Governing Law and Dispute Resolution

30.	Governing Law

The conclusion, interpretation and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan), and the rights and interests of Party A and Party B shall be protected by the laws of the People’s Republic of China.

31.	Dispute Resolution

31.1

In case of any dispute between Party A and Party B during the performance of this Contract, both parties shall endeavor to resolve such dispute through negotiation. If such negotiation fails, either party may act as follows (Check the box before the chosen one):

☑31.1.1	File a lawsuit with the people’s court with jurisdiction in the place where Party A is located;

☐31.1.2	File a lawsuit with the people’s court with jurisdiction in the place where the Contract is signed, and such place is: / ;

☐31.1.3	Apply to / (Insert the name of the arbitration institution) for arbitration according to its arbitration rules in force at that time. The place of arbitration is / .

31.2

After this Contract has been notarized by both parties with the force of enforcement, in order to claim the mature debts owed by Party B under this Contract, Party A may directly apply to the people’s court with jurisdiction for enforcement.

32.	Effectiveness of the Contract

This Contract shall come into force on the date when the legal representatives / leaders of both parties or their authorized agents sign / affix their official seals / contract-specific seals to this Contract, and shall automatically become invalid until all the loan principal and interest and all other relevant expenses under this Contract are paid off.

33.	Supplementary Provisions

This Contract is made in two copies, and both copies have the same force. Each Party, / and     / holds one copy.

Note:

All the clauses of this Contract have been fully negotiated by both parties. Party A has drawn Party B’s special attention to clauses with respect to exemption or limitation of Party A’s liabilities, Party A’s unilateral possession of certain rights, increase of Party B’s liabilities or limitation of Party B’s rights, and has caused Party B to have a full and accurate understanding thereof. Party A has explained the said clauses at the request of Party B. Both parties hereto have an identical understanding of the causes of this Contract.

(The remainder of this page is intentionally left blank)

(The following are the signature columns of the Fixed Asset Loan Contract numbered 512HT2020104831)

Party A
/s/ China Merchants Bank Co., Ltd. Suzhou Branch China Merchants Bank Co., Ltd. Suzhou Branch

Main Leader or Authorized Agent (Signature / Name Seal):

Contact Address: CMB Building, 36 Wansheng Street, Suzhou Industrial Park, Jiangsu Province

Bank E-mail Box:   /

Bank Fax Number:   /

Contact Person’s Mobile Phone Number:   /

Bank WeChat Number:   /

Party B

/s/ Suzhou Gracell Biotechnologies Co., Ltd.
Suzhou Gracell Biotechnologies Co., Ltd.

Legal Representative / Head or Authorized Agent (Signature / Name Seal):

Contact Address: Building No. 12, Area B, Phase II, Biomedical Industrial Park, 218 Sangtian Street, Suzhou Industrial Park, Jiangsu Province

Company E-mail Box:   /

Company Fax Number:   /

Contact Person’s Mobile Phone Number:   /

Company WeChat Number: /

Date: July 24, 2020

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